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                                                                EXHIBIT 99.1


                             OLD NORTH STATE BANK


REVOCABLE PROXY

        The undersigned hereby constitutes and appoints Robert E. Marziano and Nicholas A. Daves, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Old North Sate Bank ("ONSB") which the undersigned would be entitled to vote if personally present at the Special Meeting of ONSB shareholders to be held at the Holiday Inn North, 3050 University Parkway, Winston-Salem, North Carolina, at 9:00 A.M., local time, on Monday, July 21, 1997, and at any adjournment or postponement thereof (the "Special Meeting") upon the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated June ____, 1997, the receipt of which is acknowledged in the manner specified below.

      1. MERGER. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of March 14, 1997 (the "Agreement"), by and among ONSB, Lexington State Bank (LSB
         Bank) and LSB Bancshares, Inc., the holding company of LSB Bank (LSB), pursuant to which (i) ONSB will merge (the Merger) with and into LSB Bank, with LSB Bank the surviving corporation, (ii) each share of the $5.00 par value common stock of ONSB (ONSB Stock) issued and outstanding at the effective time of the Merger will be exchanged for
         0.948 of a share of the $5.00 par value common stock of LSB, subject to possible adjustment, and cash in lieu of any fractional share, and
         (iii) LSB will assume the obligations of ONSB under certain warrants and various stock plans and adopt substitute plans where appropriate, all as more fully described in the accompanying Joint Proxy Statement/Prospectus.

         [ ] FOR                        [ ] AGAINST              [ ] ABSTAIN

      2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

         THIS PROXY, WHEN PROPERLY  EXECUTED, WILL BE VOTED IN THE
         MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

         Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
         If a corporation, please sign in full corporate name by President
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or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:                                 , 1997

                                                _________________________
                                                Signature


                                                _________________________
                                                Signature if held jointly



THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OLD NORTH STATE BANK, AND
                    MAY BE REVOKED PRIOR TO ITS EXERCISE.